UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 SCHEDULE 13D

                   UNDER THE SECURITIES EXCHANGE ACT OF 1934
                           (AMENDMENT NO. ________)*

                           NATIONAL HEALTHCORP L.P.
                               (Name of Issuer)

                           LIMITED PARTNERSHIP UNITS
                        (Title of Class of Securities)


                                  63633R 10 3
                                (CUSIP Number)

               Lawrence C. Tucker, Brown Brothers Harriman & Co.
            59 Wall Street, New York, New York 10005 (212) 493-8400
                 (Name, Address and Telephone Number of Person
               Authorized to Receive Notices and Communications)

                                 May 12, 1992
            (Date of Event which Requires Filing of this Statement)



If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ].

Check the following box if a fee is being paid with the statement [ ]. (A fee is not required only if the reporting person:
(1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).



                              Page 1 of 19 Pages
                           Exhibit Index on Page 19

                                 SCHEDULE 13D



CUSIP No.  63633R 10 3                                 Page 2 of 19 Pages




1               NAME OF REPORTING PERSON
                S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

                The 1818 Fund, L.P.

2               CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*     (A) [ ]
                                                                      (B) [X]

3               SEC USE ONLY

4               SOURCE OF FUNDS*
                OO

5               CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
                PURSUANT TO ITEMS 2(d) or 2(e)                            [ ]

6               CITIZENSHIP OR PLACE OF ORGANIZATION
                Delaware

                7       SOLE VOTING POWER
NUMBER OF
SHARES                  -0-
BENEFICIALLY
OWNED BY EACH
REPORTING       8       SHARED VOTING POWER
PERSON
WITH                    1,972,866 including Notes convertible to 1,972,866
                        units

                9       SOLE DISPOSITIVE POWER

                        -0-

                10      SHARED DISPOSITIVE POWER

                        1,972,866 including Notes convertible to
                        1,972,866 units

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 1,972,866 including Notes convertible to 1,972,866 units

12              CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
                CERTAIN SHARES*                                           [ ]

13              PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
                21.3% of the Company's limited partnership units assuming conversion of the Notes

14              TYPE OF REPORTING PERSON*
                PN


                       *SEE INSTRUCTIONS BEFORE FILLING OUT!
           INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7
       (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.

                                SCHEDULE 13D

CUSIP No.  63633R 10 3                           Page 3 of 19 Pages


1               NAME OF REPORTING PERSON
                S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

                Brown Brothers Harriman & Co.

2               CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*     (A) [ ]
                                                                      (B) [X]

3               SEC USE ONLY

4               SOURCE OF FUNDS*
                OO

5               CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
                PURSUANT TO ITEMS 2(d) or 2(e)                            [ ]

6               CITIZENSHIP OR PLACE OF ORGANIZATION
                New York

                7       SOLE VOTING POWER
NUMBER OF
SHARES                  -0-
BENEFICIALLY
OWNED BY EACH
REPORTING       8       SHARED VOTING POWER
PERSON
WITH                    1,972,866 including Notes convertible to 1,972,866
                        units

                9       SOLE DISPOSITIVE POWER

                        -0-

                10      SHARED DISPOSITIVE POWER

                        1,972,866 including Notes convertible to
                        1,972,866 units

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 1,972,866 including Notes convertible to 1,972,866 units

12              CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN
                SHARES*

13              PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
                21.3% of the Company's limited partnership units assuming conversion of the Notes

14              TYPE OF REPORTING PERSON*
                PN


                 *SEE INSTRUCTIONS BEFORE FILLING OUT!
         INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.

                              SCHEDULE 13D


CUSIP No.  63633R 10 3                           Page 4 of 19 Pages


1               NAME OF REPORTING PERSON
                S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

                T. Michael Long

2               CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*    (A)  [ ]
                                                                     (B)  [X]

3               SEC USE ONLY

4               SOURCE OF FUNDS*
                OO

5               CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
                PURSUANT TO ITEMS 2(d) or 2(e)                            [ ]

6               CITIZENSHIP OR PLACE OF ORGANIZATION
                United States

                7       SOLE VOTING POWER
NUMBER OF               -0-
SHARES
BENEFICIALLY
OWNED BY EACH
REPORTING
PERSON          8       SHARED VOTING POWER
WITH                    1,972,866 including Notes convertible to 1,972,866
                        units

                9       SOLE DISPOSITIVE  POWER
                        -0-

                10      SHARED DISPOSITIVE POWER
                        1,972,866 including Notes convertible to 1,972,866 units

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 1,972,866 including Notes convertible to 1,972,866 units

12              CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
                CERTAIN SHARES*                                           [ ]

13              PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
                21.3% of the Company's limited partnership units assuming conversion of the Notes

14              TYPE OF REPORTING PERSON*
                IN


                 *SEE INSTRUCTIONS BEFORE FILLING OUT!
           INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.

                           SCHEDULE 13D


CUSIP No.  63633R 10 3                           Page 5 of 19 Pages


1               NAME OF REPORTING PERSON
                S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

                Lawrence C. Tucker

2               CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*    (A)  [ ]
                                                                     (B)  [X]

3               SEC USE ONLY

4               SOURCE OF FUNDS*
                OO

5               CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
                PURSUANT TO ITEMS 2(d) or 2(e)                            [ ]

6               CITIZENSHIP OR PLACE OF ORGANIZATION
                United States

                7       SOLE VOTING POWER
NUMBER OF               -0-
SHARES
BENEFICIALLY
OWNED BY EACH
REPORTING
PERSON          8       SHARED VOTING POWER
WITH                    1,972,866 including Notes convertible to 1,972,866
                        units

                9       SOLE DISPOSITIVE POWER
                        -0-

                10      SHARED DISPOSITIVE POWER
                        1,972,866 including Notes convertible to 1,972,866 units

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 1,972,866 including Notes convertible to 1,972,866 units

12              CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
                CERTAIN SHARES*                                           [ ]

13              PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
                21.3% of the Company's limited partnership units assuming conversion of the Notes

14              TYPE OF REPORTING PERSON*
                IN


                        *SEE INSTRUCTIONS BEFORE FILLING OUT!
           INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.

CUSIP No. 63633R 10 3                             Page 6 of 19 Pages




Item 1.   SECURITY AND ISSUER.

          The securities to which this Statement on Schedule 13D relates are the limited partnership units (the "Units") of National HealthCorp

L.P., a Delaware limited partnership (the "Company"), whose principal executive office is located at 100 Vine Street, Murfreesboro, Tennessee

37130.  Although no person identified in Item 2 has acquired any Units,

such persons may be deemed to be the beneficial owners of the Units reported in Item 5 by virtue of their acquisition of beneficial ownership of $30,000,000 in principal amount of the Company's 6.0% Senior

Subordinated Convertible Notes due July 1, 2000 (the "Notes"), entitling the holders thereof to convert such Notes into an aggregate of 1,972,866

Units (subject to adjustment).


Item 2.   IDENTITY AND BACKGROUND.

          (a), (b), (c) and (f).  This Statement on Schedule 13D is being filed by The 1818 Fund, L.P., a Delaware limited partnership (the

"Fund"), Brown Brothers Harriman & Co., a New York limited partnership and general partner of the Fund ("BBH & Co."), T. Michael Long ("Long")

and Lawrence C. Tucker ("Tucker") (the Fund, BBH & Co., Long and Tucker

are referred to collectively herein as the "Reporting Persons").

CUSIP No. 63633R 10 3                            Page 7 of 19 Pages




          The Fund was formed to provide a vehicle for institutional and substantial corporate investors to acquire significant equity interests in medium-sized publicly owned United States corporations that could benefit from the presence of a large, management supportive shareholder with a relatively long-term investment goal.  BBH & Co. is a private bank.  Pursuant to a resolution adopted by the partners of BBH & Co., BBH

& Co. has designated and appointed Long and Tucker, or either of them,

the sole and exclusive partners of BBH & Co. having voting power

(including the power to vote or to direct the voting) and investment power (including the power to dispose or to direct the disposition) with respect to the Units into which the Notes are convertible.

          The address of the principal business and principal offices of the Fund and BBH & Co. is 59 Wall Street, New York, New York 10005.

          The business address of each of Long and Tucker is 59 Wall

Street, New York, New York 10005.  The present principal occupation or employment of each of Long and Tucker is as a general partner of BBH &

Co.  Long and Tucker are citizens of the United States.

          The name, business address, present principal occupation or employment (and the name, principal business and address of any corporation or other organization in

CUSIP No. 63633R 10 3                            Page 8 of 19 Pages






which such employment is conducted) and the citizenship of each general partner of BBH & Co. is set forth on Schedule I hereto and is incorporated herein by reference.

     (d) and (e).  During the last five years, neither any Reporting

Person nor, to the best knowledge of each Reporting Person, any person identified on Schedule I has been convicted in a criminal proceeding

(excluding traffic violations or similar misdemeanors) or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of which any such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.


Item 3.   SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION.

          Pursuant to the Note Purchase Agreement (a copy of which is attached hereto as Exhibit 1), dated as of May 12, 1992 (the "Note

Purchase Agreement"), by and between the Company and the Fund, the

Company issued, and the Fund acquired from the Company, $30,000,000 in principal amount of the Note for an aggregate purchase price (the

"Purchase  Price") of $30,000,000, upon the terms and subject to the conditions set forth in the Note Purchase Agreement.

CUSIP No. 63633R 10 3                            Page 9 of 19 Pages


          The funds used by the Fund to pay the Purchase Price were

obtained by the Fund from capital contributions made by its partners pursuant to pre-existing capital commitments.

          The Note attached hereto as Exhibit 2 provides that the Company may at any time on or after January 1, 1998 (or if certain conditions described therein are satisfied, May 12, 1996), at its option, redeem all or a portion of the Notes.  The Notes may be converted at the holder's option into a number of Units equal to the principal amount of the Note being converted divided by the "Conversion Price," initially set at

$15.2063, but subject to anti-dilution adjustments described in the

Notes.


Item 4.   PURPOSE OF TRANSACTION.

          The Fund has acquired the Notes for investment purposes.  The

Note Purchase Agreement and the Registration Rights Agreement, dated

May 12, 1992, between the Company and the Fund (the "Registration Rights

Agreement"), which are attached hereto as Exhibits 1 and 3, respectively,

and which are incorporated herein by reference, contain, among other things, certain provisions which relate to (i) the acquisition of additional securities of the Company, (ii) the disposition of securities of the Company, (iii) a change in the present Board of Directors of the

Managing General Partner of the Company, including any plans or

CUSIP No. 63633R 10 3                            Page 10 of 19 Pages






proposals to change the number of directors or to fill any existing vacancies on the Board and (iv) changes in the Company's Amended and

Restated Agreement of Limited Partnership and other actions which may impede the acquisition of control of the Company by any person.

          The Fund has agreed in the Note Purchase Agreement that it will not, independently or as a member of a group, purchase any Units that, in the aggregate with (i) all other Units held by the Fund at the time of such proposed purchase, and (ii) the number of Units into which the Notes held by the Purchaser are convertible at the time of such proposed purchase represent a number of Units in excess of 23.26062% of the total

Units outstanding at the time of such proposed purchase.  Subject to the above limitation, the Reporting Persons may from time to time acquire additional Units in the open market or in privately negotiated transactions, subject to availability of Units at prices deemed favorable, the Company's business or financial condition and to other factors and conditions the Reporting Persons deem appropriate.

Alternatively, the Reporting Persons may sell all or a portion of their

Notes or Units in the open market or in privately negotiated transactions subject to the terms of the Note Purchase Agreement and to the factors and conditions referred to above.

CUSIP No. 63633R 10 3                            Page 11 of 19 Pages


          Except as described in the Note Purchase Agreement, the Notes and the Registration Rights Agreement, and as set forth above in the immediately preceding paragraph, no Reporting Person has any present plans or proposals which relate to or would result in:  (a) the acquisition by any person of additional securities of the issuer, or the disposition of securities of the issuer; (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries; (c) a sale or transfer of a material amount of assets of the Company or of any of its subsidiaries;

(d) any change in the present board of directors of the Managing General

Partner or management of the Company, including any plans or proposals to change the number or term of such directors or to fill any existing vacancies on such board; (e) any material change in the present capitalization or dividend policy of the Company; (f) any other material change in the Company's business or corporate structure; (g) changes in the Company's charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any person; (h) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities

CUSIP No. 63633R 10 3                           Page 12 of 19 Pages

association; (i) a class of equity securities of the Company becoming eligible for termination of registration pursuant to

Section 12(g)(4) of the Securities Exchange Act of 1934; or (j) any

action similar to any of those enumerated above.


Item 5.   INTEREST IN SECURITIES OF THE ISSUER.

          (a) through (c).  As set forth above, on May 12, 1992, the

Company issued to the Fund and the Fund acquired from the Company

$30,000,000 in principal amount of Notes.

          Giving effect to the conversion of the Notes, the Fund

beneficially owns 1,972,866 shares of Class A Common Stock, representing approximately 21.3% of the outstanding Units (assuming the conversion of the Notes and based on the number of Units outstanding as of March 31,

1992 as represented by the Company in the Note Purchase Agreement).

          By virtue of BBH & Co.'s relationship with the Fund, BBH & Co.

may be deemed to own beneficially 1,972,866 Units, representing approximately 21.3% of the outstanding Units (assuming the conversion of the Notes and based on the number of Units outstanding as of March 31,

1992 as represented by the Company in the Note Purchase Agreement).  By

virtue of the resolution adopted by BBH & Co. designating Long and

Tucker, or either of them, as the sole and exclusive partners of BBH &

Co. having voting power (including the power to vote or to direct the voting) and investment power (including the power to dispose or to

CUSIP No. 63633R 10 3                            Page 13 of 19 Pages


direct the disposition) with respect to the Notes, and the Units issuable upon conversion of the Notes, each of Long and Tucker may be deemed to own beneficially 1,972,866 Units, representing approximately 21.3% of the outstanding Units (assuming the conversion of the Notes and based on the number of Units outstanding as of March 31, 1992 as represented by the

Company in the Note Purchase Agreement).

          Except as set forth above, no Reporting Person nor, to the best knowledge of each Reporting Person, any person identified on Schedule I,

beneficially owns any Units or has effected any transaction in Units during the preceding 60 days.

          Concurrently with the purchase of the Units, the fund also acquired 435,000 shares of common stock of National Health Investors,

Inc., a Maryland corporation ("NHI").  NHI is a publicly traded real estate investment trust which leases to the Company the health care facilities operated by the Company.

          (d).  To the best knowledge of the Reporting Persons, no person other than the Reporting Persons has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of,

the Units issuable upon conversion of the Notes.

          (e).  Not applicable.

CUSIP No. 63633R 10 3                            Page 14 of 19 Pages






Item 6.   CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR
          RELATIONSHIPS WITH RESPECT TO THE UNITS
          OF THE ISSUER.

          The Company has entered into the Registration Rights Agreement with the Fund, on the terms and conditions set forth therein, giving the

Fund, among other things, the right, on the terms and conditions set forth therein, to require the Company to register for sale to the public the Notes, the Units acquired by the Fund upon conversion of the Notes and Units, if any, acquired by the Fund on or prior to May 12, 1993.

          Except as described elsewhere in this Statement and as set forth in the Note Purchase Agreement (including the exhibits thereto),

the Notes and the Registration Rights Agreement, copies of which are attached hereto as Exhibits 1, 2 and 3, respectively, and incorporated herein by reference, to the best knowledge of the Reporting Persons,

there exist no contracts, arrangements, understandings or relationships

(legal or otherwise) among the persons named in Item 2 and between such persons and any person with respect to any securities of the Company,

including but not limited to transfer or voting of any securities of the

Company, finder's fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies.

CUSIP No. 63633R 10 3                            Page 15 of 19 Pages


Item 7.   MATERIAL TO BE FILED AS EXHIBITS.

          1.   Note Purchase Agreement, dated as of May 12, 1992, by and

between the Company and the Fund.

          2.   6.0% Senior Subordinated Convertible Note Due July 1, 2000

in the aggregate principal amount of $30,000,000 as issued to the Fund on

May 12, 1992.

          3.   Registration Rights Agreement, dated as of May 12, 1992,

between the Company and the Fund.

CUSIP No. 63633R 10 3                            Page 16 of 19 Pages








                          SIGNATURE



     After reasonable inquiry and to the best of my knowledge and belief,

I hereby certify that the information set forth in this statement is true, complete and correct.


Dated:  May 22, 1992


                         THE 1818 FUND, L.P.

                         By:  Brown Brothers Harriman & Co.,
                              General Partner


                         By:  /S/ LAWRENCE C. TUCKER
                            ----------------------------
                         Name:  Lawrence C. Tucker
                         Title:  Partner



                         BROWN BROTHERS HARRIMAN & CO.



                         By:  /S/ LAWRENCE C. TUCKER
                            -----------------------------
                         Name:  Lawrence C. Tucker
                         Title:  Partner



                         /S/ T. MICHAEL LONG
                         -----------------------------
                         T. Michael Long



                         /S/ LAWRENCE C. TUCKER
                         -----------------------------
                         Lawrence C. Tucker

CUSIP No. 63633R 10 3                            Page 17 of 19 Pages



                             SCHEDULE I

     Set forth below are the names and positions of all  of the general partners of BBH & Co.  The principal occupation or employment of each person listed below is private banker, and, unless otherwise indicated,

the business address of each person is 59 Wall Street, New York, New York

10005.  Unless otherwise indicated, each person listed below is a citizen of the United States.




                                          Business Address
                                          (if other than as
Name                                      indicated above)
- -----                                     -----------------
J. Eugene Banks
Peter B. Bartlett
Brian A. Berris
Walter H. Brown
Granger Costikyan
Douglas A. Donahue, Jr.                   40 Water Street
                                          Boston, Massachusetts 02109

William R. Driver, Jr.                    40 Water Street
                                          Boston, Massachusetts 02109
Anthony T. Enders
Alexander T. Ercklentz
Terrence M. Farley
Elbridge T. Gerry
Elbridge T. Gerry, Jr.
John C. Hanson
Kyosuko Kashimoto                         8-14 Nihonbashi 30-Chome Chuo-ku
(citizen of Japan)                        Tokyo 103, Japan
Noah T. Herndon

                                                 Page 18 of 19 Pages

Landon Hilliard
Frank W. Hoch
R.L. Ireland III
Michael Kraynak, Jr.
T. Michael Long
Michael W. McConnell
William H. Moore III
Donald B. Murphy
John A. Nielsen
Eugene C. Rainis
William F. Ray
L. Parks Shipley
Stokley P. Towles                         40 Water Street
                                          Boston, Massachusetts 02109
Lawrence C. Tucker
Maarten van Hengel
Douglas C. Walker                         1531 Walnut Street
                                          Philadelphia, Pennsylvania  19102
Laurence F. Whittemore
Richard H. Witmer, Jr.

CUSIP No. 63633R 10 3                            Page 19 of 19 Pages



                     INDEX TO EXHIBITS

                                                                       Page
Exhibit       Description                                             Number
- -------       -----------                                             ------
   1          Note Purchase Agreement, dated as of May 12,              20
              1992, by and between the Company and the Fund.

   2          6.0% Senior Subordinated Convertible Note Due             69
              July 1, 2000 in the aggregate principal amount of $30,000,000 as issued to the Fund on May 12, 1992.

  3           Registration Rights Agreement dated May 12,               100
              1992, between the Company and the Fund.